Exhibit 15.8

Letter from Marcum LLP

July 15, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Crown LNG Holdings Limited under Item 16F of Crown LNG Holdings Limited’s Form 20-F dated July 9, 2024.  We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Crown LNG Holdings Limited contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP